EXHIBIT 99
NEWS RELEASE	Contact: Robert E. Evans, President and CEO

FOR IMMEDIATE RELEASE January 13, 2003	(740) 373-3155

MARK BRADLEY ELECTED DIRECTOR
OF PEOPLES BANCORP

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MARIETTA, Ohio - The Board of Directors of Peoples Bancorp Inc. (Nasdaq: PEBO) announced the election of Mark F. Bradley as a Director of the company.

Mr. Bradley's directorship will begin on February 1, 2003, and he will be nominated for a 2-year term at the Annual Meeting of Peoples Bancorp shareholders on April 10, 2003.

"Mark is an important part of our leadership team and will be a valuable director of the company," commented Robert E. Evans, President and Chief Executive Officer of Peoples Bancorp.

Mr. Bradley is President and Chief Operating Officer of Peoples Bank, the lead subsidiary of Peoples Bancorp, and has been with the company since 1991. He is a graduate of Ohio University and earned an MBA from Ohio University in 1999. Bradley and his family reside in the Marietta area.

Peoples Bancorp will hold its Annual Shareholders Meeting at 10:30 am, April 10, 2003, in the Holiday Inn Ball Room in Marietta, Ohio.

Peoples Bancorp, a diversified financial products and services company with $1.4 billion in assets, offers a complete line of banking, investment, insurance, and trust solutions through Peoples Bank's 45 locations and 30 ATMs in Ohio, West Virginia, and Kentucky.

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